UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2020
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2020, the Board of Directors of OPKO Health, Inc. (the “Company”), appointed Jon R. Cohen, M.D. as a new director with immediate effect to serve until the Company’s 2021 Annual Meeting of Stockholders and until his successor shall be duly elected or appointed or his earlier death or resignation. There was no arrangement or understanding between Dr. Cohen and any other persons pursuant to which Dr. Cohen was selected as a director. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Dr. Cohen had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission (“SEC”).

Since January 2019, Dr. Cohen has served as Executive Chairman of the Company’s subsidiary, BioReference Laboratories, Inc. Dr. Cohen previously served for nearly a decade as a senior executive at Quest Diagnostics Incorporated. Prior to his tenure at Quest Diagnostics, he served as Chief Policy Advisor for New York Governor David Paterson and for six years as Chief Medical Officer for Northwell Health.

The Company has also entered into its standard director indemnification agreement with Dr. Cohen, a form of which has been filed or incorporated by reference as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020.

In addition, on July 22, 2020, the Board of Directors of the Company appointed Rulfo Hernandez, the Company’s current Corporate Controller, as the Company’s Chief Accounting Officer, Treasurer and Global Corporate Controller. Mr. Hernandez, who is 41 years old, joined the Company as the Company’s Corporate Controller in May 2014 and has served in that capacity since that time. Prior to joining the Company, Mr. Hernandez served as a senior manager with PricewaterhouseCoopers LLP from 2002-2014. Mr. Hernandez is a CPA.

There are no family relationships between Mr. Hernandez and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Hernandez had or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

No new compensatory plan arrangements were entered into with Mr. Hernandez in connection with his designation as the Company’s Chief Accounting Officer. Mr. Hernandez is otherwise entitled to receive such benefits of employment as are generally available to the Company’s other executive officers, as described in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2020 Annual Meeting of Stockholders, as filed with the SEC on April 29, 2020.

The Company also entered into its standard officer indemnification agreement with Mr. Hernandez, a form of which has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: July 23, 2020	Name:	Steven D. Rubin
	Title:	Executive Vice President - Administration